InspireMD to Report Fourth Quarter and Fiscal 2018 Financial Results and Provide Business

Update on Tuesday, February 19

Conference Call Scheduled for 8am Eastern Time

Tel Aviv, Israel— February 7, 2019 – InspireMD, Inc. (NYSE American: NSPR), developer of the CGuard™ Embolic Prevention System (EPS) for the prevention of stroke caused by the treatment of carotid artery disease, announced today that it will host a conference call and webcast on Tuesday, February 19, 2019, to discuss financial results for the three and twelve months ended December 31, 2018, and provide a corporate update.

Conference Call & Webcast:

Tuesday, February 19 @ 8:00am Eastern Time

Within the US:	877-451-6152
Outside the US:	201-389-0879
Israel:	1 809 406 247
Conference ID:	13687159
Webcast:	http://public.viavid.com/index.php?id=133118

Replays, Available through March 5th:

Domestic:	844-512-2921
International:	412-317-6671
Replay PIN:	13687159

About InspireMD, Inc.

InspireMD seeks to utilize its proprietary MicroNet® technology to make its products the industry standard for treatment of carotid artery disease by providing outstanding acute results and durable stroke free long-term outcomes.

InspireMD’s common stock is quoted on the NYSE American under the ticker symbol NSPR and certain warrants are quoted on the NYSE American under the ticker symbol NSPR.WS.

Investor Contacts:

Craig Shore

Chief Financial Officer

InspireMD, Inc.

888-776-6804

craigs@inspiremd.com

Jeremy Feffer

LifeSci Advisors, LLC

212-915-2568

jeremy@lifesciadvisors.com